Exhibit 10.6
COGNOVIT PROMISSORY NOTE

$1,000,000.00                                                                                                                                          October 15, 2008

FOR VALUE RECEIVED, ECCO Energy Corp. (“Maker”), a Nevada corporation having its principal place of business at 3315 Marquart St, Ste. 206,  Houston, TX  77027, promises to pay to the order of M-J Oil Company, Inc. (“Payee”), an Ohio corporation, having its principal place of business at 3382 Baird Ave., Paris OH  44669, the principal sum of One Million Dollars U.S. ($1,000,000.00) (the “Indebtedness”), together with interest as provided in Section 3 of this Note.

Section 1.  The Indebtedness.  Principal, interest and other sums payable in accordance with this Note shall be payable in lawful money of the United States of America at the address for Payee set forth above, or at such other address of which Payee may from time to time give written notice to Maker.

Section 2. Repayment. The entire unpaid balance of principal and accrued interest shall paid in full on or before September 30, 2009.

Section 3. Interest.  The Indebtedness shall bear interest during the period from the date hereof until and including the date the Indebtedness is repaid in full at a rate of Eight Percent (8%) per annum, computed on the basis of a 365 day year for the actual number of days the unpaid principal amount hereof is outstanding.

Section 4. Events of Default.  At the option of Payee, the entire unpaid principal balance of this Note, together with all accrued interest and other sums payable in accordance with this Note, shall become immediately due and payable, without notice or demand (which Maker hereby expressly waives), upon the occurrence of any of the following events (“Events of Default”), whether or not within the control of Maker:  (a) Maker fails to pay in full the principal, interest, or any other sum payable in accordance with this Note when due; (b) an Event of Default, as defined under the Mortgage shall occur; (c) Maker becomes insolvent or a receiver or custodian, as that term is defined under The Bankruptcy Code of 1978, as amended, Title 11, U.S.C. (the “Bankruptcy Code”), of any of Maker’s property is appointed or exists; (d) Maker makes any assignment for the benefit of creditors or any petition initiating any case is filed by or against Maker under any applicable chapter of the Bankruptcy Code; (e) the Maker dissolves or liquidates, or suspends or terminates business activities; (f) any event has occurred or condition exists that, in the sole opinion of Payee, has a material adverse affect on Maker’s ability to make the payment when due under this Note; (g) any event has occurred or condition exists that, in the sole opinion of Payee, represents a material adverse change in Maker’s financial affairs or condition; (h)  any event has occurred or condition exists that, in the sole opinion of Payee, results in a material decrease in the value of all collateral granted as security for the obligations of the Maker under this Note, such that the value of the collateral, in the reasonable judgment of the Payee, is less than the then outstanding balance on the Indebtedness; or (i) the oil and gas wells purchased by Maker’s affiliate, Samurai Corp. from Payee,  pursuant to that purchase agreement dated September 30, 2008 are not conveyed to Maker before December 31, 2008.   Except with respect to an Event of Default arising solely pursuant to Section 4(f), 4(g) or 4(h), upon the occurance of an Event of Default the entire unpaid principal balance of this Note, together with all accrued interest and other sums payable in accordance with this Note, shall become immediately due and payable, without notice being required to be sent to Maker, and Payee may take all actions and remedies provided for herein.  With respect to an Event of Default arising solely pursuant to Section 4(f), 4(g) or 4(h), Payee shall give Maker a notice of such default, stating that the Maker is allowed twenty one (21) days from the date of the notice to cure the Event of Default to Payee’s sole satisfaction. If such an Event the Default solely under Section 4(f), Section 4(g) or Section 4(h) is not cured within the 21 day time period to Payee’s sole satisfaction, then without further notice, the entire unpaid principal balance of this Note, together with all accrued interest and other sums payable in accordance with this Note, shall become immediately due and payable, and Payee may take all other actions and remedies provided for herein.

Subject to the last sentence of the immediately preceding paragraph, upon the occurrence of an Event of Default the Payee shall be entitled to all remedies as may be available at law or in equity.  In the event the Payee shall institute, and prevail in, any action for the enforcement or collection of the obligations evidenced hereby, the Maker agrees to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law. Furthermore, Payee may exercise from time to time any of the rights and remedies available to Payee under the Mortgage.

No delay or failure on the part of Payee to exercise any of its rights hereunder shall be deemed a waiver of such rights or of any other rights of Payee nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of such rights or any other right on any future occasion.

Section 5. Waivers.  Except as expressly provided above with respect to an Event of Default occurring solely pursuant to Sections 4(f), 4(g) or 4(h) as to which certain notices are required, Maker and all other persons now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby or any part thereof, waive presentment for payment, demand, notice of dishonor, protest and notice of protest, diligence in bringing suit, and all notices of every kind and assent to all extension(s) or postponement(s) of the time of payment or any other indulgences by Payee to any substitutions, exchanges, or releases of any security for this Note, and to additions or releases of any other parties or persons primarily or secondarily liable hereon.

Section 6. Transfer of Note.  Upon any transfer of this Note by Payee or by any subsequent transferee, the transferee shall thereupon become vested with all rights, benefits and privileges of Payee under this Note and by law provided, and the term “Payee” shall mean such subsequent transferee or transferee(s).

Section 7.  Mortgage.   The indebtedness of this Note is secured by a mortgage and security interest (collectively the “Mortgage”) of even date herewith being granted by Maker on certain property, including a pipeline and related assets, located in Jefferson and Harrison Counties, Ohio.

Section 8.  Governing Law.  This Note and all rights and obligations under this Note shall be governed by and construed under the local laws of the State of Ohio.  If any provision hereof is or becomes invalid or unenforceable under any law of mandatory application, it is the intent of Maker, Payee, and all parties primarily or secondarily liable hereunder, that such provision will be deemed severed and omitted herefrom, the remaining portions hereof to remain in full force and effect as written.

Section 9.   Confession of Judgment.  Maker authorizes any attorney at law to appear in any court of record in the State of Ohio or any other state or territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waives the issuance and service of process and confess judgment against the undersigned in favor of Payee for the amount then appearing due, together with all costs of suit and, thereupon, to release all errors and waive all rights of appeal and appearance and stays of execution.  The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, Payee nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

Maker expressly waives any claim or defense of conflict of interest with respect to the attorney confessing judgment, whether such conflict is direct or indirect and specifically authorizes any attorney at law, including Payee’s attorney, regardless of conflict of interest to confess judgment against Maker under the warrant of attorney provision.  Maker further understands and agrees that the attorney confessing judgment against Maker may be paid a legal fee by Payee or other holder of this Note for confessing judgment against Maker pursuant to the warrant of attorney, and does hereby expressly consent that the confessing attorney may receive a legal fee from the Payee or other holder.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

In Witness Whereof, the undersigned has executed this Note on the day and year first above written at Columbus, Ohio.

ECCO Energy Corp.,
a Nevada corporation

By:           /s/  Sam Skipper
Print Name: Sam Skipper
Title:    President